Exhibit 3.1 AMENDED AND RESTATED CERTIFICATE OF FORMATION OF BBVA COMPASS BANCSHARES, INC. Pursuant to the provisions of Section 21.056 of the Texas Business Organizations Code, BBVA Compass Bancshares, Inc. (the “Corporation”) hereby adopts the following Amended and Restated Certificate of Formation, which completely supersedes and replaces the Corporation’s Restated Certificate of Formation filed with the Texas Secretary of State on November 5, 2014 (the “Original Certificate”). 1. The name of the entity is BBVA Compass Bancshares, Inc., a for-profit corporation. The entity was formed on February 15, 2007 and the number issued to the filing entity by the secretary of state is 800774658. 2. The Original Certificate is hereby amended by this Amended and Restated Certificate of Formation to (i) include a provision for the issuance of preferred stock (the “Preferred Stock”) and authorize the Board of Directors of the Corporation (the “Board of Directors”) to designate the terms of one or more classes or series of Preferred Stock prior to such issuances in Article 4, (ii) modify the list of persons currently serving as directors in Article 3 and (iii) make minor immaterial changes, including the addition of new defined terms and the modification of article titles. 3. The above amendments and actions were adopted, approved and effected in conformity with the provisions of the Texas Business Organizations Code and the constituent documents of the Corporation. 4. This Amended and Restated Certificate of Formation shall become effective upon filing with the Secretary of State of the State of Texas. 5. This Amended and Restated Certificate of Formation accurately states the text of the Original Certificate being restated, as further amended by this Amended and Restated Certificate of Formation. This Amended and Restated Certificate of Formation does not contain any other change to the Original Certificate being amended and restated except for the information permitted to be omitted under Section 3.059(b) of the Texas Business Organizations Code and as set forth in paragraph 2 above. 6. The text of the entire Original Certificate as amended by this Amended and Restated Certificate of Formation, is restated to read, in its entirety, as follows:

2 ARTICLE 1 The name of the entity is BBVA Compass Bancshares, Inc., a for-profit corporation. The entity was formed on February 15, 2007 and the number issued to the filing entity by the secretary of state is 800774658. ARTICLE 2 Registered Agent and Registered Office The initial registered agent is an organization by the name of CT Corporation System. The business address of the registered agent and the registered office address is 1999 Bryan Street, Suite 900, Dallas, TX 75201. ARTICLE 3 Directors The number of directors currently constituting the Board of Directors is thirteen (13), and the names and addresses of the persons who are currently serving as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are: Name Address Manuel Sánchez Rodriguez (Chairman) 2200 Post Oak Blvd, Houston, Texas 77056 William C. Helms (Vice Chairman) 2200 Post Oak Blvd, Houston, Texas 77056 Eduardo Aguirre, Jr. 2200 Post Oak Blvd, Houston, Texas 77056 Shelaghmichael C. Brown 2200 Post Oak Blvd, Houston, Texas 77056 José María García Meyer-Döhner 2200 Post Oak Blvd, Houston, Texas 77056 Fernando Gutiérrez Junquera 2200 Post Oak Blvd, Houston, Texas 77056 Charles E. McMahen 2200 Post Oak Blvd, Houston, Texas 77056 Glen E. Roney 2200 Post Oak Blvd, Houston, Texas 77056 Raúl Santoro de Mattos Almeida 2200 Post Oak Blvd, Houston, Texas 77056 J. Terry Strange 2200 Post Oak Blvd, Houston, Texas 77056 Guillermo F. Treviño 2200 Post Oak Blvd, Houston, Texas 77056 Lee Quincy Vardaman 2200 Post Oak Blvd, Houston, Texas 77056 Mario Max Yzaguirre 2200 Post Oak Blvd, Houston, Texas 77056 ARTICLE 4 Capital Stock A. Authorized Shares. The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 330,000,000 shares, of which 300,000,000 shares shall be common stock, with a par value of $0.01 per share (the “Common Stock”), and 30,000,000 shares shall be preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).

3 B. Preferred Stock. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the establishment of such class or series as may be permitted by the Texas Business Organizations Code. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock. ARTICLE 5 Purpose The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code. EFFECTIVENESS OF FILING This document becomes effective when the document is filed by the secretary of state. EXECUTION The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. Dated: April 10, 2015 BBVA Compass Bancshares, Inc. By: /s/ Brian R. Herrick Name: Brian R. Herrick Title: Senior Vice President, Assistant General Counsel and Assistant Secretary

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